Investor Contact:	Company Contact:
Berkman Associates	Alan Magerman
(310) 277-5162	Chairman & CEO
info@BerkmanAssociates.com	(760)4384004
—	xenonics@xenonics.com

Vice Admiral Richard J. Naughton, USN (Ret)
Named CEO of Xenonics

Alan Magerman Will Serve As
Chairman of Newly Created Executive Committee

CARLSBAD, CALIFORNIA — April 18, 2005 — XENONICS HOLDINGS, INC. (AMEX:XNN) announced today that Vice Admiral Richard J. Naughton, USN (Ret), a member of the Company’s Board of Directors since May 2004, has been named Chief Executive Officer. Naughton succeeds Alan Magerman, who remains Chairman of the Board and will serve as Chairman of the newly created Executive Committee, which consists of Magerman, Naughton, and Chief Operating Officer Jeffrey Kennedy.

“All of us at Xenonics are pleased to welcome Dick Naughton as CEO,” Magerman said. “As an active member of our Board, Dick has repeatedly demonstrated his leadership, business acumen, and commitment to Xenonics’ future. His years of directly relevant experience with the military procurement process, coupled with his in-depth knowledge of our NightHunter illumination products and the new night vision products we plan to introduce later this year, will be invaluable. We believe that the complementary responsibilities and capabilities of our Executive Committee members give us the management depth we need to properly support our aggressive growth objectives.”

Naughton added, “I am excited to have the opportunity to serve Xenonics as CEO. The NightHunter products are essential tools for all of the services, and in my opinion should be a permanent part of our military arsenal. I look forward to working with Xenonics’ world-class product development group, and to teaming with Alan and Jeff to grow the company and increase shareholder value.”

Naughton retired from active military duty in January 2004 with more than 15 years of top-level executive management experience in large, complex organizations where his executive decision making, innovative policy direction, and strategic business planning helped increase efficiency and effectiveness. Naughton’s experience includes developing master training schedules and technology solutions for thousands of deploying naval units.

Admiral Naughton’s last assignment was as Superintendent of the United States Naval Academy. From 2000 to 2002, he served as Commander, Naval Strike & Air Warfare Center. From 1998 to 2000, Naughton served as Commander, Carrier Group FOUR/Carrier Striking Force where he trained all deploying battle groups (over 100,000 sailors and marines). From 1996 to 1998, he was Director for Plans and Policy (J-5) United States Transportation Command where he developed an innovative strategy for worldwide transportation needs. Earlier, Admiral Naughton was the Commanding Officer of the Nuclear Powered Aircraft Carrier, Enterprise.

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Vice Admiral Richard J. Naughton, USN (Ret) Named CEO of Xenonics
April 18, 2005
Page Two

Naughton, 58 years old, received a BS in Engineering from the US Naval Academy in 1968 and an MS in Aeronautical Engineering, US Naval Postgraduate School in Monterey, CA in 1973(with distinction); a Professional Aeronautical Engineer degree, U.S. Naval Postgraduate School in 1974 (with distinction). Naughton completed Navy Nuclear Power Engineering Training, fully certified Nuclear Engineer and operator and graduated from Industrial College of the Armed Forces.

About Xenonics

Xenonics develops and produces advanced, lightweight and compact ultra-high intensity lighting products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency lighting systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements

Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

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